EXHIBIT 99.6
GUARANTY
     THIS GUARANTY (“Guaranty”) is made as of                     , 20     , by APARTMENT ASSETS, LLC, a Delaware limited liability company (“Guarantor”) in favor of SECURED PRINCIPAL, LLC, a Delaware limited liability company (“Lender”).
RECITALS:
     A. LENDER HAS AGREED TO LOAN TO                     , A                      (“BORROWER”) THE PRINCIPAL SUM OF                      ($                    ) (“LOAN”).
     B. THE LOAN SHALL BE EVIDENCED BY A PROMISSORY NOTE (“NOTE”) OF BORROWER DATED THE DATE OF THIS GUARANTY AND PAYABLE TO THE ORDER OF LENDER IN THE PRINCIPAL AMOUNT OF THE LOAN.
     C. GUARANTOR IS THE SOLE MEMBER OF BORROWER. BORROWER HAS ISSUED TO GUARANTOR A MEMBERSHIP INTEREST IN BORROWER (THE “MEMBERSHIP INTEREST”) REPRESENTED BY A CERTIFICATE (THE “CERTIFICATE”). AS SECURITY FOR GUARANTOR’S OBLIGATIONS UNDER THIS GUARANTY, GUARANTOR HAS GRANTED TO LENDER A SECURITY INTEREST IN THE MEMBERSHIP INTEREST AND DELIVERED THE CERTIFICATE TO LENDER PURSUANT TO A SECURITY AGREEMENT OF EVEN DATE MADE BY GUARANTOR, AS PLEDGOR, IN FAVOR OF LENDER, AS SECURED PARTY (THE “SECURITY AGREEMENT”).
     D. THE NOTE, THE SECURITY AGREEMENT AND ALL OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS (OTHER THAN AND SPECIFICALLY EXCLUDING, ANY CERTIFICATE AND INDEMNITY AGREEMENT REGARDING HAZARDOUS SUBSTANCES) NOW IN EFFECT OR HEREAFTER ENTERED INTO IN CONNECTION WITH THE LOAN ARE REFERRED TO, COLLECTIVELY, AS THE “LOAN DOCUMENTS.” NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO CERTIFICATE AND INDEMNITY AGREEMENT REGARDING HAZARDOUS SUBSTANCES SHALL BE A LOAN DOCUMENT AS THAT TERM IS USED IN THIS GUARANTY.
     E. THIS GUARANTY IS ONE OF THE LOAN DOCUMENTS.
     THEREFORE, to induce Lender to enter into the Loan Documents and to make the Loan, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor unconditionally guaranties and agrees as follows:
     1. GUARANTY.
          (a) Guaranty of Payment. Guarantor hereby unconditionally guaranties to Lender the full and prompt payment of the Note when due, whether by acceleration or otherwise, with such interest as may accrue thereon and such late fees and other charges as may be due in connection therewith, either before or after maturity thereof.
          (b) Guaranty of Performance. Guarantor hereby unconditionally guaranties to Lender the full and prompt payment and performance of any and all obligations whatsoever of Borrower to Lender under the terms of the Note whether such obligations now exist or arise hereafter.
          (c) Guarantor Obligations. Guarantor does hereby agree that if the Note is not paid by Borrower in accordance with its terms for any reason whatsoever, Guarantor will immediately make such payments. Guarantor further agrees to pay Lender all expenses (including, without limitation, reasonable attorneys’ fees) paid or incurred by Lender in endeavoring to collect all or any portion of the indebtedness evidenced by the Note, to enforce any other obligations guarantied hereby, to enforce any provisions of any of the Loan Documents, to protect any property granted as security, or to enforce this Guaranty.
          (d) Renewals and Extensions. The provisions of this Guaranty shall extend and be applicable to all renewals, replacements, amendments, extensions, consolidations and modifications of the Note, and any and all references herein to the Note shall be deemed to include any such renewals, replacements, amendments, extensions, consolidations or modifications thereof.
          (e) Liability of Guarantor. This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person (including, without limitation, other guarantors, if any), nor against any property (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Note whether held by Lender or by any person or entity on Lender’s behalf or for Lender’s account (the “Collateral”). Guarantor waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any Collateral or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person. In the event, on account of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Borrower shall be relieved of or fail to incur any debt, obligation or liability as provided in the Note, Guarantor shall nevertheless be fully liable therefor. In the event of a default under the Note which is not cured within any applicable grace or cure period, Lender shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral which is granted or pledged to secure this Guaranty) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness and obligations guarantied hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining indebtedness and obligations guarantied hereby, even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy; and if the indebtedness and obligations guarantied hereby are otherwise partially paid or discharged for any reason, including voluntary payment or prepayment, application of insurance proceeds or condemnation awards, additional financing or refinancing, or sale of the Collateral or a portion thereof, with or without the consent or cooperation of Lender, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining indebtedness and obligations guarantied hereby.
     2. REINSTATEMENT OF OBLIGATIONS. If at any time all or any part of any payment made by the Borrower or Guarantor or received by Lender from the Borrower or Guarantor under or with respect to the Note or this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor or Borrower), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Borrower or Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Borrower or Guarantor had never been made.
     3. REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations together with interest thereon at the rate of interest applicable to the principal balance of the Note.
     4. RIGHTS OF LENDER. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents; (b) declare all sums owing to Lender under the Note and the other Loan Documents due and payable upon the occurrence of an Event of Default (as defined in the Note) under the Loan Documents; (c) make material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (d) otherwise modify, amend, supplement or replace from time to time the terms of any of the Loan Documents, (e) take and hold security for the performance of Borrower’s obligations under the Note or the other Loan Documents and exchange, enforce, waive and release any such security; (f) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents; (h) apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; and (i) assign this Guaranty in whole or in part.
     5. GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of

Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guarantied obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor, in any other respect, more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) presentment, demand, protest and notice of any kind; (j) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; and (k) any rights under California Code of Civil Procedure Sections 580a and 726(b), which provide, among other things, that (i) a creditor must file a complaint for deficiency within three (3) months of a nonjudicial foreclosure sale or judicial foreclosure sale, as applicable; (ii) a fair market value hearing must be held; and (iii) the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more than the amount by which the unpaid debt exceeds the sale price of the security. In addition, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things: (l) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (m) if Lender forecloses on any real property collateral pledged by Borrower, then (i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor also waives, to the extent permitted by law, any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2899 and 3433 and 2787 to 2855, inclusive, or any of such sections. Finally, Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.
     6. GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) Lender would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the assets owned by Borrower and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Lender has made no representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (e) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business; and (f) Guarantor shall not later than thirty (30) days from written request from Lender, provide Lender with year-end financial statements of such Guarantor, such statements to be prepared in a form and in accordance with accounting principles reasonably acceptable to Lender.
     7. SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents. Guarantor agrees that, as long as this Guaranty is in effect, Guarantor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Guarantor’s rights or remedies with respect to any such indebtedness, including, without limitation, any action to enforce remedies with respect to any defaults under such indebtedness or to any collateral securing such indebtedness or to obtain any judgment or prejudgment remedy against Borrower or any such collateral. Guarantor also agrees that it shall not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender’s rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.
     8. BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guarantied hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, and (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.
     9. DISCLOSURE OF INFORMATION; PARTICIPATIONS. Guarantor agrees that Lender may elect, at any time, to sell, assign, participate or securitize all or any portion of Lender’s rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities marketplace, at Lender’s sole discretion. Guarantor further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the property owned by Borrower and its operation; (b) any party connected with the Loan (including, without limitation, the Guarantor, the Borrower, any partner of Borrower, any constituent partner of Borrower, any guarantor and any nonborrower trustor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment, participation, or securitization, Lender and parties to the same shall share in the rights and obligations of Lender set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation, or securitization, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon request by Lender, Guarantor shall, within fifteen (15) days after request by Lender, (i) deliver to Lender and any other party designated by Lender an estoppel certificate verifying, for the benefit of Lender and any other party designated by Lender, the status and the terms and provisions of this Guaranty in form and substance reasonably acceptable to Lender, and (ii) enter into such amendments or modifications to this Guaranty as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Guarantor’s rights or increasing Guarantor’s obligations hereunder. The indemnity obligations of Guarantor under this Guaranty shall also apply with respect to any purchaser, assignee or participant.
     10. ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note, the Security Agreement and the other Loan Documents. Guarantor agrees that nothing contained in this Guaranty shall prevent Lender from suing to collect on the Note or from exercising concurrently or successively any rights available to it at law and/or in equity or under any of the Loan Documents, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action.
     11. ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or any of the other Loan Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, Guarantor shall pay to Lender, immediately upon demand all reasonable attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.
     12. RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.
     13. CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual.
     14. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent preempted by Federal laws. Guarantor and all persons and entities in any manner obligated to Lender under this Guaranty consent to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consent to service of process by any means authorized by California or Federal law.
     15. MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor and Lender. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.
     16. SURVIVAL. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Deed of Trust or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof.
     17. ADDITIONAL PROVISIONS. Such additional terms, covenants and conditions as may be set forth on any exhibit executed by Guarantor and attached hereto which recites that it is an exhibit to this Guaranty are incorporated herein by this reference.
     18. ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from legal counsel. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.
     19. WAIVER OF JURY TRIAL. TO THE EXTENT NOW OR HEREAFTER PERMITTED BY LAW, LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OR CONDUCT,

COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THIS LOAN TO BORROWER.
     20. SECURITY AND NONRECOURSE. This Note is secured by the Security Agreement granted by Guarantor in favor of Lender. In the event of any default under the Note, or the Security Agreement , Lender shall neither seek nor take any deficiency or monetary judgment against Guarantor. It is agreed, acknowledged and understood, however, that nothing contained in this Section 20 shall in any manner or way release, affect or impair: (a) the existence of the debt evidenced by the Note; (b) the payment and performance obligations of Guarantor under the terms of this Guaranty, subject to the limitation set forth in this Section 20 on a deficiency or monetary judgment against Guarantor; (c) the enforceability of the liens and security interests created by the Security Agreement; (d) Lender’s rights to protect its security under the Security Agreement and at law; and (e) the right of Lender to recover from Guarantor personally (or execute upon or recover other property of Guarantor in lieu thereof): (i) an amount equal to any rents, security deposits or other income received by Guarantor from the tenants of the real property owned by the Borrower or income from the collateral described in the Security Agreement, after a default under the Note or the Security Agreement; (ii) an amount necessary to repair any damage to the real or personal property owned by the Borrower, which is caused by the willful or wanton act or omission of Guarantor or Borrower; (iii) an amount equal to any and all of the Lender’s costs, expenses, damages, or liabilities, including without limitation, all reasonable attorneys’ fees, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the property owned by the Borrower, or any materials, wastes, or substances defined or classified as hazardous or toxic under applicable federal, state or local laws or regulations; (iv) an amount equal to any condemnation or insurance proceeds, or other similar funds or payments attributable to the property owned by the Borrower; (v) any tenant security deposits, advances or prepaid rents, or other similar sums that have been paid to Borrower or held for the account of Borrower by any other person or entity in connection with the operation of the property owned by Borrower and that have not either been applied or refunded in accordance with the relevant lease; or (vi) the right of Lender to recover from Guarantor any deficiency or monetary judgment for any loss, liability or damage arising out of or based upon any fraud or willful misrepresentation of a material fact by Guarantor or Borrower.
IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

“GUARANTOR” APARTMENT ASSETS, LLC, a Delaware limited liability company
By:
Name:
Its:

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